SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2015

ML CAPITAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	33-184636	33-1219511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16810 East Avenue of the Fountains, Suite 120, Fountain Hills, Arizona 85268

(Address of Principal Executive Offices, Zip Code)

Registrant's telephone number, including area code: (480) 816-5308

________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act ( 17 CFR 240. l 4a- l 2).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule I 3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

As used herein, the terms, "we, " "us," "our, " and the "Company" refers to ML Capital Group, Inc., a Nevada corporation, unless otherwise stated.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 23, 2015 and pursuant to an action of the Company's Board of Directors and the holders holding a majority voting interest of the Company's outstanding common stock, the stockholders approved the amendment to Article II of the Company's Articles of Incorporation (the "Amendment") to reduce the par value of the Company's Common Stock to $0.00001 and to reduce the par value of the Company's preferred stock to $0.00001. The reduction in the par value was undertaken in light of the determination made by the Board of Directors that it may, if circumstances allow, allow the Company to achieve greater financial flexibility than if the par values for the Company's Common Stock and its Preferred Stock had remained at $0.0001.

Item 7.01 Regulation FD Disclosure

As stated above, on January 23, 2015 the Secretary of State of the State of Nevada accepted the Company's filing of its Amendment to Article II of the Company's Articles of Incorporation to reduce the par value of the Company's Common Stock and its preferred stock to $0.00001.

A copy of the Amendment is attached to this Form 8-K as an exhibit.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is filed with this report:

3.16	Copy of Amendment to Articles of Incorporation of ML Capital Group, Inc.

2

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML CAPITAL GROUP, INC.

Date: January 26, 2015	By:	/s/ Lisa Nelson
Lisa Nelson
President, Secretary, & Chief Executive Officer